Exhibit 2

British American Tobacco p.l.c. (the “Company”)

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	James Barrett
2	Reason for the notification
a)	Position/status	Director, Business Development
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	A sale of shares from the Company’s share plan account.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.83	724

d)	Aggregated information - Aggregated volume - Price	724 £19,424.92
e)	Date of the transaction	2024-10-24
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.8436	212

d)	Aggregated information - Aggregated volume - Price	212 £5,690.84
e)	Date of the transaction	2024-10-24

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Annabel Barrett
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; James Barrett, Director, Business Development
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.821	2,500

d)	Aggregated information - Aggregated volume - Price	2,500 £67,052.50
e)	Date of the transaction	2024-10-24

Name of officer of issuer responsible for making notification: Nancy Jiang Date of notification: 24 October 2024